Exhibit 99.6

Amended and Restated Agreement to File Schedule 13D Jointly

THIS AMENDED AND RESTATED JOINT FILING AGREEMENT is entered into as of February 11, 2009, by and among the parties signatories hereto. This Amended and Restated Joint Filing Agreement amends and restates in its entirety the Agreement to File Schedule 13D Jointly, dated January 31, 2006, filed as Exhibit 5 to the Schedule 13D filed on January 31, 2006 (the “Schedule 13D”). The undersigned hereby agree that the Schedule 13D with respect to the Common Stock of USG Corporation, is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: February 11, 2009	Berkshire Hathaway Life Insurance Company of Nebraska

	By:	/s/ Dale L. Geistkemper
	Name:	Dale L. Geistkemper
	Title:	Treasurer

Dated: February 11, 2009	Berkshire Hathaway Assurance Corporation

	By:	/s/ Dale L. Geistkemper
	Name:	Dale L. Geistkemper
	Title:	Treasurer

Dated: February 11, 2009	General Re Corporation

	By:	/s/ William G. Gasdaska
	Name:	William G. Gasdaska
	Title:	Senior Vice President, Chief Financial Officer

Dated: February 11, 2009	Kolnische Ruckversicherungs-Gesellschaft AG

	By:	/s/ William G. Gasdaska
	Name:	William G. Gasdaska
	Title:	Supervisory Board Member

Dated: February 11, 2009	General Reinsurance Corporation

	By:	/s/ William G. Gasdaska
	Name:	William G. Gasdaska
	Title:	Senior Vice President, Chief Financial Officer

Dated: February 11, 2009	General Re Life Corporation

	By:	/s/ Joseph Conetta
	Name:	Joseph Conetta
	Title:	Treasurer

Dated: February 11, 2009	National Indemnity Company

	By:	/s/ Dale L. Geistkemper
	Name:	Dale L. Geistkemper
	Title:	Treasurer

Dated: February 11, 2009	OBH, Inc.

	By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Vice President

Dated: February 11, 2009	Berkshire Hathaway Inc.

	By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Senior Vice President

Dated: February 11, 2009	By:	/s/ Warren E. Buffett
Warren E. Buffett